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                      Securities and Exchange Commission
                          Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 13, 1998


                          Surety Capital Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



   Delaware                     33-1983                        75-2065607
---------------               ------------                   --------------
(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                   Identification
incorporation)                                                   Number)



            1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
            -------------------------------------------------------
                 (Address of principal executive offices)



Registrant's telephone number, including area code:  817-498-2749



                                Not applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Event

	On July 13, 1998 the Registrant's subsidiary, Surety Bank, National Association (the "Bank"), entered into a Branch Purchase and Assumption Agreement (the "Agreement") with Commercial Bank of Texas, National Association ("Commercial Bank"), Nacogdoches, Texas, to sell to Commercial Bank the Bank's four east Texas branches located in Lufkin, Kennard, Wells and Chester (the "Branches").

	Pursuant to the Agreement, the purchase price for the Branches will be equal to 4% of the deposit base of the Branches as of the closing date. This transaction will be structured as an assumption of certain liabilities of the Branches, including deposits, and a purchase of certain assets of the Branches, including loans and fixed assets, by Commercial Bank.

	As of May 31, 1998, the Branches had total deposits of approximately $55.2 million, total net loans of approximately $11.7 million and fixed assets of approximately $657,000. The Bank is currently a $240 million asset-based bank with thirteen full service-banking facilities. If the sale had been completed as of May 31, 1998, the Bank would have had approximately $164 million in total deposits, approximately $123 million in total net loans and approximately $7 million in fixed assets. The Bank will continue to operate its remaining nine banking branches, located in north-central and south-central Texas, as full service community banking facilities serving the local retail and small business markets, and the Registrant will continue to market insurance premium financing loans.

	Pursuant to the Agreement, the Bank agreed, for a period of two (2) years following the consummation of the purchase and assumption contemplated by the Agreement, that it will not (i) solicit the banking business of any current customers of the Branches, (ii) offer employment to any person employed by Commer-cial Bank or the Bank in any of the Branches, or (iii) open any office within thirty (30) miles of any of the Branches or any existing branches of Commercial Bank located in Nacogdoches, Lufkin or Diboll, Texas.

	The completion of the sale is subject to a number of contin-gencies, including regulatory approvals by applicable banking authorities and a due diligence review of the Branches by Commer-cial Bank. There can be no assurance that the transaction will be completed. If consummated, the transaction is expected to close by December 31, 1998, upon the expiration of all applicable waiting periods following receipt of all necessary regulatory approvals.

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Item 7.  Financial Statements and Exhibits.

	(c)	Exhibits.

		The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

	10	Branch Purchase and Assumption Agreement by and between
                Surety Bank, National Association and Commercial Bank of Texas, National Association, dated July 13, 1998.

	20	Press Release dated July 20, 1998.

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                                 SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SURETY CAPITAL CORPORATION



DATE:  July 22, 1998			By: /s/ B. J. Curley
                                            ----------------------------
                                            B. J. Curley, Vice President
                                            and Chief Financial Officer

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